EXHIBIT 99.1

Payment Data Systems Announces Third Quarter 2016 Results

SAN ANTONIO, Nov. 14, 2016 (GLOBE NEWSWIRE) -- Payment Data Systems, Inc. (NASDAQ:PYDS), an integrated payment solutions provider, today announced financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Financial and Operating Summary

  Revenues were $3.1 million
  Gross margin was $965,485, or 31% of revenues
  Operating loss was $574,897
  Adjusted EBITDA loss1 was $129,859
  Net loss was $565,957, or $0.07 per share
  Total dollars processed for the third quarter of 2016 exceeded $759 million, compared to $865 million in the third quarter of 2015
  Third quarter credit card transaction processing volume decreased 2% and credit card dollars processed decreased 9% compared with the same period in 2015
  ACH (Electronic check) transaction volumes decreased 15%; returned check transactions processed decreased 24% compared to the third quarter of 2015

1See Reconciliation of GAAP Operating Income to Adjusted EBITDA in the accompanying financial tables

Management Commentary

“Overall transaction volumes and dollars processes increased in the third quarter compared to the previous quarter, driving sequential growth in revenues and gross margin,” said Louis Hoch, President and CEO, Payment Data Systems, Inc.  “Given the year-over-year decline in ACH transaction volumes that we have experienced this year, we accelerated our marketing and promotional strategies during the third quarter and are pleased to see these efforts paying off.  We are continuing to build solid traction through product innovations that support and enhance customer operations, such as the use of our prepaid card technology to support real-time provisioning to mobile wallets like Apple Pay® and instantaneous issuance and delivery of gift and incentive cards.  Our new PIN-less debit product, that allows merchants to debit and credit accounts in real-time, was rolled out in October and we are very pleased with the traction we are receiving.  We expect it to become a significant offering for our Company.”

Financial Results

Three Months Ended September 30, 2016

Revenues of $3.1 million decreased 14% compared to $3.6 million for the third quarter of 2015, due to a decrease in the volume of ACH transactions and returned checks processed.

Gross margin was $965,485, or 31% of revenues, compared to $1.2 million, or 34% of revenues, in the corresponding prior-year period.

Operating loss was $574,897, compared to operating income of $23,332 in the third quarter a year ago, reflecting higher selling, general and administrative expenses to support the Company’s growth, as well as higher amortization expense related to the assets acquired from Akimbo in December 2014.

Adjusted EBITDA loss was $129,859 compared to adjusted EBITDA of $589,161 in the corresponding prior-year period.  Please see a reconciliation of Adjusted EBITDA loss to operating income in the accompanying financial tables.

Net loss was $565,957, or $0.07 per share, compared to net income of $117,780, or $0.01 per diluted share in the third quarter of 2015.

Balance Sheet

At September 30, 2016, the Company had $4.3 million of cash and cash equivalents.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, EBITDA and adjusted EBITDA, as defined in Regulation G of the Securities and Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP measures provides investors with financial measures it uses in the management of its business. The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles. The Company defines adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as acquisitions. These measures may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as indicators of the Company's operating performance and ability to fund acquisitions, capital expenditures and other investments and, in the absence of refinancing options, to repay debt obligations.

Management believes EBITDA and adjusted EBITDA are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded. EBITDA and adjusted EBITDA are supplemental non-GAAP measures, which have limitations as an analytical tool. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures do not reflect a comprehensive system of accounting, may differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. For a description of our use of EBITDA and adjusted EBITDA, and a reconciliation of EBITDA and adjusted EBITDA to operating income (loss), see the section of this press release titled "Non-GAAP Reconciliation."

Conference Call and Webcast

Payment Data Systems, Inc.’s management will host a conference call with a live webcast today at 5:00 p.m. Eastern Time to provide a business update.

Individuals interested in dialing in to the conference call may do so by dialing (844) 883-3890 for U.S. participants or (412) 317-9246 for participants outside of the U.S., referencing “Payment Data Systems” to the operator. If you would like to submit a question via email in advance please contact Kristen Papke at kpapke@finprofiles.com.

A replay of the call will be available through Monday, November 28, 2016 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international), using the passcode 10094994.

About Payment Data Systems, Inc.

Payment Data Systems (NASDAQ:PYDS), a leading integrated payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, and card issuers. The Company operates credit, debit/prepaid and ACH payment processing platforms to deliver convenient, world-class payment solutions and service to their clients. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the prepaid sector.   Payment Data is headquartered in San Antonio, Texas, and has offices in New York, New York; and Long Beach, California.

For additional information please visit www.paymentdata.com. Websites:  www.akimbocard.com and www.ficentive.com. Find us on Facebook®.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by safe harbors. Those statements include, but may not be limited to, all statements regarding our management’s intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, the factors detailed from time to time in our filings with the Securities and Exchange Commission. One or more of these factors have affected, and in the future could affect our businesses and financial results in the future and could cause actual results to differ materially from plans and projections. We believe that the assumptions underlying the forward-looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management. We assume no obligation to update any forward-looking statements, except as required by law.

 (Financial Tables Follow)

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,293,590	$4,059,606
Accounts receivable, net	1,001,206	1,135,384
Settlement processing assets	41,115,815	39,797,232
Prepaid expenses and other	178,944	149,118
Current assets before restricted cash	46,589,555	45,141,340
Restricted cash	18,110,544	17,972,065
Total current assets	64,700,099	63,113,405

Property and equipment, net	2,675,836	3,077,421

Other assets:
Intangibles, net	213,682	341,816
Deferred tax asset	1,621,000	1,621,000
Note receivable	200,000	-
Other assets	199,746	202,849
Total other assets	2,234,428	2,165,665

Total assets	$69,610,363	$68,356,491

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$166,959	$143,180
Accrued expenses	810,799	1,328,738
Settlement processing obligations	41,115,815	39,797,232
Current liabilities before restricted cash	42,093,573	41,269,150
Restricted cash	18,110,544	17,972,065
Total current liabilities	60,204,117	59,241,215

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding at September 30, 2016 (unaudited) and December 31, 2015	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 12,592,591 and 12,379,537 issued, and 12,242,959 and 12,029,905 outstanding at September 30, 2016 (unaudited) and December 31, 2015, respectively	185,751	185,533
Additional paid-in capital	64,859,920	64,302,498
Treasury stock, at cost; 349,632 and 349,632 shares	(286,393)	(286,394)
Deferred compensation	(5,344,769)	(6,031,362)
Accumulated deficit	(50,008,263)	(49,054,999)
Total stockholders’ equity	9,406,246	9,115,276

Total liabilities and stockholders’ equity	$69,610,363	$68,356,491

See notes to interim consolidated financial statements.

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$3,067,335	$3,550,463	$9,186,027	$10,717,679

Operating expenses:
Cost of services	2,101,850	2,336,270	6,291,072	7,138,450
Selling, general and administrative:
Stock-based compensation	264,154	338,488	835,590	965,544
Cancellation of stock-based compensation	(44,875)	-	(44,875)	(163,936)
Other expenses	1,095,344	758,573	2,505,233	1,695,415
Depreciation and amortization	225,759	93,800	675,536	272,320
Total operating expenses	3,642,232	3,527,131	10,262,556	9,907,793

Operating income (loss)	(574,897)	23,332	(1,076,530)	809,886

Other income and (expense):
Interest income	25,754	20,097	72,739	58,455
Other income (expense)	(480)	90,600	97,199	58,190
Total other income and (expense), net	25,274	110,697	169,938	116,645

Income (loss) before income taxes	(549,623)	134,029	(906,592)	926,531
Income taxes	16,334	16,249	46,668	75,285

Net income (loss)	$(565,957)	$117,780	$(953,259)	$851,246

Basic earnings per common share:	$(0.07)	$0.02	$(0.12)	$0.12
Diluted earnings per common share:	$(0.07)	$0.01	$(0.12)	$0.07
Weighted average common shares outstanding
Basic	7,819,608	7,373,656	7,759,205	7,373,656
Diluted	7,819,608	12,057,255	7,759,205	12,057,255

See notes to interim consolidated financial statements.

PAYMENT DATA SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months Ended September 30,
	2016	2015

Operating activities:
Net income (loss)	$(953,259)	$851,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	553,182	242,558
Amortization	122,354	29,762
Non-cash stock based compensation	835,590	965,544
Cancellation of stock based compensation	(44,875)	(163,936)
Issuance of stock to consultant	34,300	-
Changes in current assets and current liabilities:
Accounts receivable	134,178	155,803
Prepaid expenses and other	(29,826)	(26,663)
Other assets	3,103	28,563
Accounts payable and accrued expenses	(69,166)	(361,231)
Deferred revenue	-	-
Settlement processing assets, net	-	-
Net cash provided by operating activities:	585,581	1,721,646

Investing activities:
Purchases of property and equipment	(151,597)	(726,476)
Note receivable	(200,000)	-
Net cash (used) by investing activities:	(351,597)	(726,476)

Financing activities:
Purchase of treasury stock	-	(26,541)
Net cash (used) by financing activities:	-	(26,541)

Change in cash and cash equivalents	233,984	968,629
Cash and cash equivalents, beginning of period	4,059,606	2,803,455

Cash and cash equivalents, end of period	$4,293,590	$3,772,084

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	-	-
Income taxes	$-	77,369

See notes to interim consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,

In thousands	2016	2015	2016	2015

Reconciliation from Operating Income to Adjusted EBITDA:
Operating income	$(574,897)	$23,332	$(1,076,532)	$809,886
Depreciation and amortization	225,759	$93,800	675,536	272,320
EBITDA	(349,138)	117,132	(400,996)	1,082,206

Expenses related to NASDAQ uplisting and reverse stock split	-	133,541	-	315,903
Acquisition costs	-	-		20,000
Non-cash stock compensation expense (net)	219,279	338,488	790,715	801,608
Adjusted EBITDA	$(129,859)	$589,161	$389,719	$2,219,717

Calculation of Adjusted EBITDA margins:
Revenues	$3,067,335	$3,550,463	$9,186,026	$10,717,679
Adjusted EBITDA	$(129,859)	$589,161	$389,719	$2,219,717
Adjusted EBITDA margins	-4.2%	16.6%	4.2%	20.7%

Investor Contacts:

Kristen Papke
Financial Profiles
ir@paymentdata.com